Filed Pursuant to Rule 424(b)(5)

Registration No. 333-287720

PROSPECTUS SUPPLEMENT

(To prospectus dated June 30, 2025)

Up to $6,917,931

Class A Common Stock

We have entered into a sales agreement with Lucid Capital Markets, LLC (the “Agent”), relating to the sale of shares of our Class A Common Stock, $0.0001 par value per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, under this prospectus supplement we may offer and sell shares of our Class A Common Stock having an aggregate offering price of up to $6,917,931 from time to time through the Agent.

Our Class A Common Stock is listed on The NYSE American LLC (“NYSE American”) under the symbol “FLYX.” On February 9, 2026, the last reported sale price of our Class A Common Stock on the NYSE American was $3.10 per share. The aggregate market value of our outstanding Class A Common Stock held by non-affiliates as of the date of this prospectus supplement is $65,753,792, based on 9,094,577 shares of outstanding Class A Common Stock held by non-affiliates, and a per share price of $7.23, the closing sale price of our Class A Common Stock on January 8, 2026 (a date within 60 days of the date hereof). Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus supplement is a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period if our public float, measured in accordance with such instruction, remains below $75.0 million. As of the date hereof, we have sold an aggregate of $15.0 million of securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus supplement.

After giving effect to our January 2026 registered underwritten offering of Class A Common Stock (gross proceeds of $15.0 million), our remaining capacity under General Instruction I.B.6 is $6,917,931, based on a public float of $65,753,792 measured on January 8, 2026.

Sales of our Class A Common Stock, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act. The Agent is not required to sell any specific amount, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between the Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Under the terms of the sales agreement, we also may sell shares to the Agent as principal for its own accounts. If we sell shares to the Agent as principal, we will enter into a separate terms agreement with the Agent setting forth the terms of such transaction.

The Agent will be entitled to compensation equal to 2.5% of the gross sales price of the shares of our Class A Common Stock sold by them pursuant to the sales agreement. See “Plan of Distribution” beginning on page S-14 for additional information regarding the compensation to be paid to the Agent. In connection with the sale of the Class A Common Stock on our behalf, the Agent may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agent

i

may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agent with respect to certain liabilities, including liabilities under the Securities Act. See “Plan of Distribution” beginning on page S-14 regarding the compensation to be paid to the Agent.

Investing in our securities involves a high degree of risk. Before making any investment decision, you should carefully review and consider all the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the risks and uncertainties described under “Risk Factors” beginning on page S-10 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Lucid Capital Markets

Prospectus Supplement dated February 10, 2026

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we have filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. By using a shelf registration statement, we may offer shares of our Class A Common Stock having an aggregate offering price of up to $6,917,931 from time to time under this prospectus supplement at prices and on terms to be determined by market conditions at the time of offering.

We provide information to you about this offering of our Class A Common Stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus dated June 30, 2025, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus supplement,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the Agent has not, authorized anyone to provide you with information other than that contained in this prospectus supplement, the accompanying base prospectus and any free writing prospectus. We are not, and the Agent is not, making an offer to sell or soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Before buying any of the Class A Common Stock that we are offering, we urge you to carefully read this prospectus supplement, the accompanying base prospectus and all of the information incorporated by reference herein and therein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.

We are offering to sell, and seeking offers to buy, shares of Class A Common Stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying base prospectus and the offering of the Class A Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A Common Stock and the distribution of this prospectus supplement and the accompanying base prospectus outside the United States. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying base prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

When we refer to “flyExclusive,” “Company,” “we,” “our” and “us” in this prospectus supplement, we mean flyExclusive, Inc. and its direct and indirect subsidiaries, unless otherwise specified.

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering contain or may include “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Section 27A of the Securities Act of 1933, as amended, or the Securities Act. For these purposes, any statements contained or incorporated by reference herein regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management, other than statements of historical facts, are forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “plans,” “intends,” “estimates,” “could,” “should,” “would,” “continue,” “seeks,” “aims,” “projects,” “predicts,” “pro forma,” “anticipates,” “potential” or other similar words (including their use in the negative). These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. These forward-looking statements are based on information available as of the date and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should understand that the following important factors, in addition to those discussed in our most recent Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 24, 2025, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained in or incorporated by reference into this prospectus supplement, as updated by our subsequent filings under the Exchange Act and in our other filings with the SEC could affect our stock price or future results and could cause those results to differ materially from those expressed in such forward-looking statements. In addition, such statements could be affected by risks and uncertainties related to:

•
the closing of the proposed merger between a merger subsidiary established by flyExclusive and a subsidiary of Jet.AI, Inc., including the timing, the satisfaction of the closing conditions, including the Jet.AI net cash condition, and the relative ownership levels in flyExclusive as of the closing date, which will depend on Jet.AI's net cash as of the closing date;
•
the ability to implement business plans, forecasts, and other expectations and identify and realize additional opportunities;
•
our results of operations and financial condition;
•
costs related to being a public company;
•
limited liquidity and trading of our securities;
•
the outcome of any legal proceedings;
•
the ability to maintain the listing of our securities on the NYSE American or any other national securities exchange;
•
that the price of our securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industry in which we operate, variations in operating performance across competitors, changes in laws and regulations affecting our business and any changes in our capital structure;
•
the risks associated with our indebtedness and its potential impact on our business and financial condition;
•
the risk of downturns in the aviation industry, including due to increases in fuel costs in light of the war in Ukraine, the Israel and Hamas conflict in Gaza, the conflict in Venezuela and other global political and economic issues;
•
a changing regulatory landscape in the highly competitive aviation industry;
•
risks associated with the overall economy, including recent and expected future increases in interest rates and the potential for recession; and

v

•
other risks and uncertainties set forth under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward- looking statements. Further, new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus supplement and accompanying prospectus might not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained in other parts of this prospectus supplement, the accompanying prospectus or information incorporated by reference herein or therein from our filings with the SEC, listed in the section of this prospectus supplement entitled “Incorporation of Certain Information by Reference.” Because it is only a summary, it does not contain all of the information that you should consider before purchasing our Class A Common Stock in this offering and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. You should read the entire prospectus supplement, the accompanying prospectus, the registration statement of which this prospectus supplement and the accompanying prospectus are a part, and the information incorporated by reference herein and therein in their entirety, including the “Risk Factors” beginning on page S-10 of this prospectus supplement and page 7 of the accompanying prospectus and our financial statements and the related notes incorporated by reference into this prospectus supplement and the accompanying prospectus, before purchasing our Class A Common Stock in this offering.

Company Overview

flyExclusive is a premier owner/operator of jet aircraft to provide private jet passengers experiences dedicated to surpassing expectations for quality, convenience, and safety. flyExclusive’s mission is to be the world’s most vertically integrated private aviation company, offering a full range of industry services.

Since 2015, flyExclusive has grown from two LGM/partner owned jets to 82 owned and leased aircraft, and is currently the third largest private jet operator in the United States (based on first half of 2025 departures). We operate a selected fleet of Cessna Citation, HondaJet, and Challenger aircraft to service customers flying domestically and internationally. As one of the nation’s largest Citation operators, flyExclusive has curated a versatile fleet of Citation CJ3 / CJ3+, Citation Excel / XLS / XLS+, Citation Encore+, Citation Sovereign, Citation X, and Challenger 350 aircraft. flyExclusive’s purposeful focus on the acquisition of a limited number of manufacturers’ aircraft enables flyExclusive to operate and maintain fewer types of aircraft than most competitors. Our maintenance crews are more efficient given the recurrent nature of their work, which in turn improves dispatch availability of our fleet.

Operations are centered at flyExclusive’s corporate headquarters in Kinston, North Carolina. Located within the North Carolina Global TransPark (NCGTP), flyExclusive leases 145,000 square feet of office and hangar space from the NCGTP’s 2,500-acre multimodal industrial park, which boasts an 11,500-foot runway. Kinston is within two hours of approximately 70% of flyExclusive flights making our location ideal for organizational synergy and for cost-effective, strategic growth.

In the second half of 2020, flyExclusive launched its jet club, which earned the Robb Report’s “Best of the Best” in 2022. With its efficient pricing model and bespoke, customer-centered approach, the jet club has experienced significant growth, offering multi-tiered membership options.

Consistent with flyExclusive's vertical integration mission in the private aviation industry, flyExclusive officially launched its Maintenance, Repair, and Overhaul (“MRO”) operation in the third quarter of 2021, offering interior and exterior refurbishment services to third parties in addition to maintaining its own fleet. flyExclusive began installing avionics in its mid-size fleet in second quarter of 2022. This significantly reduced aircraft-on-ground due to avionics-related issues, which was the primary reason for grounded aircraft. Also, in the third quarter of 2022, flyExclusive opened a new 48,000 square foot hangar, dedicated to its growing MRO division, that substantially expanded its avionics, maintenance, paint, and interior work.

In 2025, flyExclusive was named a certified dealer and installer for Starlink’s high-speed, low-latency aviation connectivity system. As an authorized dealer and installer, flyExclusive will also provide Starlink sales, installation, and support services to third-party aircraft owners and operators, expanding the Company’s growing MRO capabilities. flyExclusive plans to install avionics in its entire fleet on an as-needed basis. In 2025, flyExclusive launched an expanded Mobile Service Unit (“MSU”) program deploying vehicles in strategic geographical regions to deliver faster maintenance responses and higher reliability of the Company’s fleet.

Management’s vision for a capital-efficient, asset-light channel to complete customer offerings became a reality in the second quarter of 2022 with the introduction of flyExclusive’s fractional ownership program. Fractional members purchase or place a deposit towards a fractional share and have immediate access to flyExclusive’s light, mid, and super-mid fleets through separate operating deposits. Under the fractional program flyExclusive realizes a profit on the sale, amortized over the life of the contract, while maintaining control of the aircraft and providing a superior customer experience with no monthly management fees, no blackout dates, and minimal peak days.

With the introduction of the fractional program in the second quarter of 2022, flyExclusive ordered five CJ3+ aircraft from Textron Aviation. flyExclusive expanded its fractional fleet into the Super-Mid aircraft category with the addition of Challenger 350 aircraft in late 2024.

On September 2, 2024, the Company entered into an Aircraft Management Services Agreement (the “Volato Agreement”) with Volato Group, Inc. (“Volato”), the largest HondaJet operator in the United States. Pursuant to the Volato Agreement, Volato engaged the Company as an independent contractor to provide certain aircraft management services and agreed that the Company will be the exclusive provider of such services to Volato. Under the terms of the Volato agreement, the Company will manage flight operations, sales, and expenses of Volato’s fleet.

On October 1, 2025, the Company and Volato entered into a Fourth Amendment to Aircraft Management Services Agreement (the “Amendment”). Pursuant to the Amendment, Volato granted the Company the right to purchase from Volato certain aviation-related assets and assume certain obligations of Volato related to aviation-related assets (the “flyExclusive Option”), and the Company granted Volato the right to sell to the Company certain aviation-related assets and assign certain obligations of Volato (the “Volato Option,” and collectively with the flyExclusive Option, the “Asset Options”). The Volato Option is exercisable by Volato beginning on the effective date of the Amendment and ends on the earlier of (i) the end of the Term (defined below), (ii) the day immediately prior to the beginning of the exercise period of the flyExclusive Option, and (iii) the completion of the Merger Option. The flyExclusive Option is exercisable by the Company beginning six months following the completion of any change of control of Volato and will expire simultaneously with the end of the Term (as defined below). The Volato Merger (as defined below), if consummated, would constitute a change of control under the Amendment, triggering the beginning of the exercise date of the flyExclusive Option as March 31, 2026. In addition, the term of the Volato Agreement (the “Term”) was extended to the sooner of (i) September 1, 2026, (ii) the consummation of the Asset Purchase Agreement subject to an exercise of either of the Asset Options or (iii) the consummation of the merger (or any substantially similar transaction) of Volato and M2i Global, Inc. (the “Volato Merger”) pursuant to an Agreement and Plan of Merger among them, dated as of July 28, 2025, subject to the exercise of the Merger Option.

flyExclusive’s Values:

The culture at flyExclusive is based on a commitment to safety that permeates flyExclusive's values:

1.
Safety First – flyExclusive is committed to delivering safety beyond the industry standard, with conscientious crew training, meticulous jet maintenance, and third-party safety consultant verification, operating an Aviation Research Group United States (“ARGUS”) Platinum Rated fleet and exceeding all FAA standards.
2.
Minutes Matter – flyExclusive demands safety, efficiency, cost control, and accuracy throughout all operations, with a dedicated focus on making employee minutes matter to make moments matter for customers.
3.
Team of Humble Professionals – Professionals at flyExclusive use decades of flying experience, private aviation industry knowledge, and fleet logistics expertise to deliver premium experiences for customers. flyExclusive teams strive to collaborate and communicate effectively and efficiently; our success is attributable to all department levels from support to management.
4.
Winning Attitude – Within the private aviation competitive space, flyExclusive continuously pursues excellence through hard work, hustle, and a commitment to achieve with an “all-in,” winning attitude.
5.
Part of a Larger Cause – flyExclusive dedicates time, talents, and resources to provide relief to a variety of local, regional, and national organizations. flyExclusive professionals deliver premium experiences not only to customers, but also to neighbors and communities in need.

Strategy

flyExclusive’s vertical integration mission is to strategically grow into a full-service private aviation company with essentially all its operations based in Kinston, North Carolina. Key initiatives include the following:

1.
Program Growth – flyExclusive maintains an industry-leading private aviation platform with 98%+ of customers’ flights fulfilled by the flyExclusive fleet. Affiliate lift is an expensive solution to aircraft availability in the private jet charter industry. Most operators are unable to fulfill their demand using their fleets alone, so they must outsource flights to a third party, which can be costly. flyExclusive has had very little affiliate lift (less than 2%) since we maximize efficiency around scheduling – requiring 4 or 5 days of advance trip notice instead of hours as do many of our competitors. Our customers can still schedule with only a few hours’ notice, but they pay a premium to do so.
2.
Aircraft Control – With the introduction of fractional ownership and continued development of the jet club and its unique, industry-leading pricing model, flyExclusive can meet a variety of customer needs using capital-efficient programs.
3.
Dispatch Availability – In 2021, flyExclusive opened an MRO facility to paint, refurbish, and maintain aircraft. The MRO initiative addresses consistent maintenance shortages industry-wide caused by high demand, and flyExclusive has modeled a transition from approximately 20% in-house maintenance to a targeted 80% in-house maintenance. Currently, flyExclusive’s MRO facility handles approximately 50% of aircraft maintenance in-house, including 10% dedicated to refurbishments focused on Wi-Fi and Avionics upgrades. Efforts are ongoing to increase in-house capacity to the target of 80%. This continued push to expand in-house capabilities aims to further improve reliability, and efficiency, and substantially reduces costs while providing new revenue streams from third parties for future growth.
4.
Modernized Fleet – With an on-site paint facility and refurbishment center, flyExclusive works to ensure a modernized, uniform exterior and interior of its aircraft, providing customers a better overall experience on a consistently branded and upgraded aircraft. flyExclusive controls the entire customer experience with our consistent brand of jets, exteriors, interiors, and pilots.
5.
In-House Pilot Training – On-campus pilot training and new simulator facilities are meant to ensure the timing and availability of both new pilot hires and recurring training. While our competitors are subject to third-party availability for training classes, we will be in control of our training program and expect it to produce consistent, reliable results, aimed to remove what we believe is the greatest bottleneck to growth within the aviation industry, resulting in faster on-boarding of pilots by reducing training wait times and lowering costs.

flyExclusive’s charter business has evolved from primarily ad hoc non-contractual wholesale business prior to 2020 to a focus on serving retail customers. flyExclusive’s wholesale and retail ad hoc customers are non-contractual and have decreased as a percentage of total charter revenue with the increase of flyExclusive’s jet club, Fractional, and Partner contracts. The evolution of flyExclusive’s charter business from non-contractual wholesale operations to servicing contractual retail customers provides flyExclusive with significant customer and revenue visibility.

Most flight revenue is pre-paid and is recognized upon completion of the flight. Contractual programs outline pricing premiums for peak and high demand days, and for reservation notices within the agreed to number of days.

flyExclusive’s required flight notice periods for contractual members and partners are purposefully designed to be longer in length than industry standards. The increased notice period allows flyExclusive to dispatch its aircraft more efficiently. Flights are scheduled logistically according to geographical location to minimize repositioning of aircraft and maximize revenue-producing legs. flyExclusive leverages this multi-day lead time to optimize scheduling, reduce the need to use third-party affiliate aircraft, and maintain a lean customer-to-aircraft ratio. We fly 98%+ of our customers on the flyExclusive fleet, establishing what we believe is the industry-leading customer experience.

Recent Developments

To supplement the Company's consolidated financial statements, we report certain key financial measures that are not required by, or presented in accordance with, GAAP, including Adjusted EBITDA. These non-GAAP financial measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as alternatives to any performance measures derived in accordance with GAAP. We believe that these non-GAAP financial measures of financial results provide useful supplemental information about us to investors. However, there are a number of limitations related to the use of Adjusted EBITDA and their nearest GAAP equivalents, including that they exclude significant expenses that are required by GAAP to be recorded in our financial measures. In addition, other companies may calculate Adjusted EBITDA differently or may use other measures to calculate their financial performance, and therefore, Adjusted EBITDA might not be directly comparable to similarly titled measures of other companies.

We calculate Adjusted EBITDA as net income (loss) adjusted for (i) interest (income) expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) litigation costs, (v) acquisition costs, (vi) equity-based compensation, (vii) non-cash loss on assets held for sale, which represents the impairment charges recognized on assets designated for sale prior to their disposal, (viii) realized losses on aircraft sold as part of fleet modernization efforts, (ix) loss on extinguishment of debt, (x) change in fair value of warrant liabilities, and (xi) SOX control remediation.

We include Adjusted EBITDA as supplemental measures for assessing useful information about the Company’s operating performance in conjunction with related GAAP amounts and for the following:

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Strategic internal planning, annual budgeting, allocating resources, and making operating decisions.

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Historical period-to-period comparisons of our business, as it removes the effect of certain non-cash expenses and expenses and revenue unrelated to our core ongoing business.

The following table reconciles Adjusted EBITDA to net loss, the most directly comparable GAAP measure (in thousands):

(UNAUDITED)

(in Thousands)

	Three Months Ended December 31, 2025		Twelve Months Ended December 31, 2025
	Low	High	Low	High
Net loss	$(13,000)	$(10,000)	$(73,000)	$(70,000)
Add (deduct):
Interest income	—	(500)	(1,000)	(1,600)
Interest expense	6,100	7,000	21,000	22,000
Income tax expense/benefit	500	(700)	500	(700)
Depreciation and amortization	6,900	7,700	25,000	26,300
Litigation costs (1)	—	500	250	900
Acquisition costs (2)	—	500	1,250	2,000
Equity-based compensation	1,500	2,500	4,500	5,800
Non-cash loss on assets held for sale (3)	1,000	—	4,500	3,500
Realized losses due to fleet modernization (4)	2,500	—	2,250	(250)
Loss on extinguishment of debt	—	—	4,250	4,000
Change in fair value of warrant liabilities	(500)	1,000	1,250	2,800
SOX control remediation	500	—	750	250
Adjusted EBITDA	$5,500	$8,000	$(8,500)	$(5,000)
(1)
Relates to settlement costs associated with non-recurring litigation.
(2)
Represents legal and professional fees associated with non-routine acquisition activities.
(3)
Represents impairment losses incurred due to the decline in fair value of aircraft held for sale during the period.
(4)
Represents gains or losses incurred on sales of aircraft that the Company previously identified as part of our fleet modernization efforts that are outside of the normal course of business.

The Company’s preliminary unaudited fourth quarter and full year 2025 revenue results are based on current expectations and might be adjusted upon completion of annual audit procedures. This financial information does not represent a comprehensive statement of the Company’s financial results for the fourth quarter or full year 2025 and remains subject to the completion of financial closing procedures and internal reviews.

The Company expects to release final financial results for the fourth quarter and year ended December 31, 2025 after market close on March 5, 2026.

Competitive Advantages and Strengths

We believe flyExclusive has an optimal business model that differentiates flyExclusive from its competitors. The following points outline management’s view on flyExclusive’s key competitive advantages and strengths:

1.
Asset Growth – flyExclusive focuses on aircraft acquisition versus operator acquisition. With the launching of the fractional program in 2022 as well as the expansion of the Challenger 350 fleet that began in 2023, flyExclusive plans to expand its fleet with brand new aircraft that are fully leased and purchased at the end of the lease. The repurchase opens a second opportunity to sell the aircraft to owners/partners. flyExclusive also plans to continue acquiring used aircraft that can be fully renovated with our value-add process, and then sold to owners/partners at market rates. These dual channels will maximize our consistent, organic growth.
2.
Customer Fulfillment – 98%+ of our customers fly on flyExclusive’s fleet, avoiding the need for us to rely on third-party operators to fulfill demand. flyExclusive maintains a sharp focus on managing a lean customer-to-aircraft ratio, which contributes to operational efficiencies and what we believe is an industry-leading customer experience.
3.
Operational Profitability – flyExclusive invests heavily in aircraft, infrastructure, technology, and people to deliver a premium experience for customers, while executing with efficient operations to drive consistent operational profitability.
4.
Aircraft Control – With a mix of owned and leased aircraft in its fleet, flyExclusive structures partnerships to maintain operational control of its aircraft. We operate our “floating fleet” to minimize non-revenue producing flights. flyExclusive’s dispatch availability metric is not dependent on other operators’ fleets to fulfill customer flight demand.
5.
Customer Experience – When a customer flies with flyExclusive, they can depend on its jets, pilots, interiors, and exteriors to ensure a leading customer experience. Our proprietary customer and pilot apps are designed to ensure the customers’ experience is as convenient and flawless as possible.
6.
Customer/Jet Ratio – flyExclusive maintains the lowest customer-to-aircraft ratio among its direct competitors. This number is key to the success of the business as flyExclusive’s leadership is able to use and forecast membership growth to plan aircraft acquisition with foresight into capacity. This stands in clear opposition to our competitors who are regularly challenged to fulfill over-committed demand with flights on third-party aircraft.
7.
Maintenance / Refurbishment – With the launch of its MRO operations, flyExclusive is able to transition to a higher percentage of in-house maintenance as opposed to relying on third parties for more costly work and extended wait times. Our MRO operations also provide a revenue stream from third-party fleet operators. Our in-house refurbishment capabilities offer a value-add opportunity for used aircraft purchased, added to the fleet and then sold to our partner/owners.
8.
Jet Branding – flyExclusive’s aggressive branding campaign to refurbish its entire fleet shows a commitment to providing a reliable and enhanced experience for customers who show appreciation with positive feedback, continued business, and referrals.
9.
Location – Headquartered in Kinston, North Carolina, the cost of flyExclusive’s geographical footprint, labor, and overall operations are lower than competitors who maintain fragmented locations in higher-cost areas. flyExclusive’s position on the vast acreage at the NCGTP allows not only for cost efficiency, but also for organizational synergy and the opportunity for additional strategic infrastructure projects to continue flyExclusive’s vertical integration mission within the private aviation industry.
10.
Spend – flyExclusive spends money on its fleet, customers, and IT initiatives dedicated to improving the private jet experience. Sales are largely generated based on referrals, and flyExclusive’s marketing budget is lean and not spent on brand or “sizzle” in comparison to other competitors in the industry.
11.
Lead Time – four-to-five-day lead times are contractual among flyExclusive’s partners, jet club, and fractional members. flyExclusive leverages this opportunity to position its fleet according to geographical location, maintenance, and crew availability to meet demand and optimize dispatch availability. Wholesale and ad hoc retail bookings are scheduled based on the same qualifications, but with advance notice that flyExclusive uses to backfill demand at higher rates as opposed to competitors who may be challenged to fulfill trips within hours of notice.
12.
Pilot Training – Private aviation consistently views pilot hiring as one of the biggest bottlenecks to the industry, whereas flyExclusive management maintains that outsourcing pilot training is the largest hurdle. When pilots are hired, they onboard and often wait for weeks before they are able to train and fly. In 2023 flyExclusive determined to bring the majority of its training in-house with a new facility and simulators. The Company expects to break ground on the new facility in 2025. This strategic initiative is expected to result in cost savings and efficient scheduling with minimal delay, contributing to more uptime for our aircraft and increased dispatch availability.

Corporate Information

We were formed as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or entities. As such, we were a blank check company. On December 27, 2023, we merged with LGM Enterprises, LLC, a North Carolina limited liability company (“LGM”). LGM was formed on October 3, 2011. LGM became fully operational in April of 2015 upon the expiration of the non-compete agreement between our Chief Executive Officer, Thomas James Segrave, Jr. and Delta Airlines. flyExclusive is a premier owner/operator of jet aircraft to provide private jet passengers experiences dedicated to surpassing expectations for quality, convenience, and safety. Our subsidiary, Exclusive Jets, LLC, was formed as a limited liability company in North Carolina on June 4, 2013.

Our address is 2860 Jetport Road, Kinston, North Carolina 28504 and our telephone is (252) 208-7715. Our website address is www.flyexclusive.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Exchange Act, will be made available free of charge on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The contents of our website are not incorporated into this prospectus supplement and our reference to the URL for our website is intended to be an inactive textual reference only.

Emerging Growth Company and Controlled Company

In April 2012, Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) was signed into law. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for an “emerging growth company.” We have elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our audited financial statements might not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

We have chosen to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, as an “emerging growth company” we are not required to, among other things, (i) provide an auditor’s attestation report on our system of internal control over financial reporting pursuant to Section 404 of SOX, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies, (iii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (United States) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the consolidated financial statements (auditor discussion and analysis) and (iv) disclose certain executive compensation-related items, such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation. We may remain an “emerging growth company” until the last day of the fiscal year following the fifth anniversary of the completion of this offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenue equals or exceeds $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an “emerging growth company” prior to the end of such five-year period.

By virtue of the combined voting power of the existing equityholders of LGM, including our Chief Executive Officer, Thomas James Segrave, Jr. (the “Existing Equityholders”) of more than 50% of the total voting power of the shares of our capital stock, we qualify as a “controlled company” within the meaning of the corporate governance standards of the NYSE American. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that (i) a majority of our Board consist of independent directors, (ii) we have a compensation committee that is composed entirely of independent directors and (iii) we have a nominating/corporate governance committee that is composed entirely of independent directors.

We are relying on all three of these exemptions. As a result, our Board does not consist of a majority of independent directors, we do not have a compensation committee consisting entirely of independent directors, and we do not have a nominating/corporate governance committee that is composed entirely of independent directors. Going forward, we may also rely on the other exemptions so long as we qualify as a “controlled company.” Due to our reliance on these exemptions, holders of our Class A Common Stock do not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NYSE American.

THE OFFERING

Class A Common Stock offered by us	Shares of our Class A Common Stock having an aggregate offering price of up to $6,917,931.

Class A Common Stock to be outstanding immediately after this offering

An estimate of 35,671,968 shares, assuming sales of 2,231,591 shares of our Class A Common Stock in this offering at an offering price of $3.10 per share, which was the last reported sale price of our Class A Common Stock on the NYSE American on February 9, 2026. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution

“At the market offering” that may be made from time to time on the NYSE American or other existing trading market for our Class A Common Stock through the Agent. See the section entitled “Plan of Distribution” on page S-14 of this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds of this offering, if any, for general corporate purposes and working capital. See the section entitled “Use of Proceeds” on page S-12 of this prospectus supplement.

Risk Factors

Investing in our Class A Common Stock involves a high degree of risk. See the information contained or incorporated by reference under the heading “Risk Factors” beginning on page S-10 of this prospectus supplement and on page 7 of the accompanying prospectus and in the documents incorporated by reference herein and therein and in any free writing prospectus that we authorize for use in connection with this offering.

NYSE American symbol	“FLYX”

The above discussion and table are based on 33,440,377 shares of our Class A Common Stock issued and outstanding as of January 31, 2026, and excludes:

•
7,200,000 shares of Class A Common Stock issuable upon exercise of stock options issued pursuant to our 2023 Equity Incentive Plan;

•
7,800,000 shares of Class A Common Stock reserved for future issuance under our 2023 Equity Incentive Plan;

•
2,500,000 shares of Class A Common Stock reserved for future issuance under our Employee Stock Purchase Plan;

•
publicly traded warrants to purchase up to an aggregate of 2,519,869 shares of Class A Common Stock at a price of $11.50 per share, subject to adjustment;

•
private placement warrants to purchase up to an aggregate of 4,333,333 shares of Class A Common Stock; and

•
59,930,000 shares of LGM Common Units issued and outstanding, which are convertible into an aggregate of 66,783,202 shares of our Class A Common Stock.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding to purchase our Class A Common Stock, you should consider carefully the risks and uncertainties described below together with the other information included in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we authorize for use in connection with this offering. In particular, you should consider the risk factors described in the heading “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 24, 2025, and in our Quarterly Report on Form 10-Q for the three months ended March 31, 2025, as filed with the SEC on May 13, 2025, as may be amended or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that are incorporated by reference herein. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not currently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our Class A Common Stock could decline and you might lose all or part of your investment. Certain statements below are forward-looking statements. See the information included under the heading “Special Note Regarding Forward-Looking Statements.”

Risks Relating to this Offering

A substantial number of shares of Class A Common Stock may be sold in the market during this offering, which may depress the market price for our Class A Common Stock.

Sales of a substantial number of shares of our Class A Common Stock in the public market during this offering, including after any purchase you make pursuant to this offering, could cause the market price of our Class A Common Stock to decline. There can be no assurance that any of the $6,917,931 worth of Class A Common Stock being offered under this prospectus supplement will be sold or the price at which any such shares might be sold. However, assuming that an aggregate of 2,231,591 shares of our Class A Common Stock are sold during the term of the sales agreement with the Agent at an assumed offering price of $3.10, the last reported sale price of our Class A Common Stock on the NYSE American on February 9, 2026, upon completion of this offering and based on 33,440,377 shares of our Class A Common Stock outstanding as of January 31, 2026, we will have outstanding an aggregate of 35,671,968 shares of Class A Common Stock, assuming no exercise of outstanding options and warrants.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional Class A Common Stock or other securities convertible into or exchangeable for our Class A Common Stock at prices that may not be the same as the price per share paid by investors in this offering. We may sell Class A Common Stock or other securities convertible into or exchangeable for our Class A Common Stock in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing Class A Common Stock or other securities convertible into or exchangeable for our Class A Common Stock in the future could have rights superior to existing stockholders. The price per share at which we sell additional Class A Common Stock or other securities convertible or exchangeable into our Class A Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We have broad discretion in how we use the net proceeds of this offering, and we may not use these proceeds effectively or in ways with which you agree.

We intend to use the net proceeds of this offering, if any, for general corporate purposes and working capital. Our management will have broad discretion as to the application of the net proceeds of this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our Class A Common Stock.

Investors in this offering will experience immediate dilution in the book value per share of the Class A Common Stock purchased in the offering.

The Class A Common Stock sold in this offering, if any, will be sold from time to time at various prices. However, the expected offering price of our Class A Common Stock will be substantially higher than the net tangible book deficit per share of our outstanding Class A Common Stock. After giving effect to the sale of our Class A Common Stock in the aggregate amount of $6,917,931 at an assumed offering price of $3.10, the last reported sale price of our Class A Common Stock on the NYSE American on February 9, 2026 and after deducting fees and estimated offering expenses payable by us, our as adjusted net tangible book deficit as of September 30, 2025 would have been approximately $(59,739,503), or $(2.42) per share of Class A Common Stock. This represents an immediate increase in net tangible book value of $0.52 per share to existing stockholders and an immediate dilution in net tangible book deficit of $0.68 per share to new investors in this offering. See “Dilution” on page S-13 of this prospectus supplement.

The actual number of shares we will issue under the sales agreement with the Agent, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement with the Agent and compliance with applicable law, we have the discretion to deliver placement notices to the Agent at any time throughout the term of the sales agreement. The number of shares that are sold by the Agent after delivering a placement notice will fluctuate based on the market price of the Class A Common Stock during the sales period and limits we set with the Agent.

The Class A Common Stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

We do not expect to pay dividends in the foreseeable future. As a result, you must rely on stock appreciation for any return on your investment.

We do not anticipate paying cash dividends on our Class A Common Stock in the foreseeable future. Any payment of cash dividends will also depend on our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors. Accordingly, you will have to rely on capital appreciation, if any, to earn a return on your investment in our Class A Common Stock. Furthermore, we may in the future become subject to additional contractual restrictions on, or prohibitions against, the payment of dividends.

Our Class A Common Stock price is and may continue to be volatile and you may not be able to resell our Class A Common Stock at or above the price you paid.

The market price for shares of our Class A Common Stock is volatile and may fluctuate significantly in response to a number of factors, many of which we cannot control, including changes in the competitive and highly regulated industry in which we operate, variations in operating performance across competitors, changes in laws and regulations affecting our business and any changes in our capital structure. In addition, stock markets generally have recently experienced volatility. Our stock price is likely to experience significant volatility in the future. The price of our Class A Common Stock may decline and the value of any investment in our Class A Common Stock may be reduced regardless of our performance. Further, the daily trading volume of our Class A Common Stock has historically been relatively low. As a result of the historically low volume, our stockholders may be unable to sell significant quantities of our Class A Common Stock in the public trading markets without a significant reduction in the price of our shares of Class A Common Stock. Each of these factors, among others, could harm your investment in our Class A Common Stock and could result in your being unable to resell such shares that you purchase at a price equal to or above the price you paid.

USE OF PROCEEDS

We may issue and sell shares of our Class A Common Stock having aggregate sales proceeds of up to $6,917,931 from time to time pursuant to the sales agreement. The amount of proceeds we receive, if any, will depend on the actual number of shares of our Class A Common Stock sold and the market price at which such shares are sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, fees and proceeds to us, if any, are not determinable at this time. There can be no assurance that, in the future, we will sell any shares under or fully utilize the sales agreement with the Agent as a source of financing.

We intend to use the net proceeds of this offering, if any, for general corporate purposes and working capital.

The amounts and timing of our actual expenditures will depend on numerous factors, including factors described under “Risk Factors” in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein. We will have broad discretion in the application of the net proceeds. Pending the application of any net proceeds, we intend to invest the net proceeds generally in short-term, investment grade, interest-bearing securities.

DIVIDEND POLICY

The holders of Class A Common Stock will be entitled to receive dividends, if declared by our board of directors, out of the assets of the Company that are available at the time and in the amounts as our board of directors in its discretion may determine. With respect to stock dividends, holders of Class A Common Stock must receive shares of Class A Common Stock.

DILUTION

If you invest in our Class A Common Stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our Class A Common Stock immediately after this offering.

On an actual basis, our net tangible book value (deficit) of our Class A Common Stock as of September 30, 2025, was approximately $(79.9) million, or $(3.96) per share of our Class A Common Stock, based upon 20,199,586 shares outstanding. On an adjusted basis, giving effect to the sale in January 2026 of 2,255,639 shares of our Class A Common Stock for net proceeds of approximately $13.8 million, pursuant to an underwriting agreement with Lucid Capital Markets, LLC (the “January Offering”), our pro forma as adjusted net tangible book value as of September 30, 2025 was approximately $(66.1) million, or $(2.94)per share of our Class A Common Stock, based upon 22,455,225 shares outstanding.

“Net tangible book value (deficit)” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value (deficit) per share” is net tangible book value (deficit) divided by the total number of shares outstanding. “Dilution in net tangible book value (deficit) per share” represents the difference between the amount per share paid by purchasers of shares of Class A Common Stock in this offering and the net tangible book value (deficit) per share of our Class A Common Stock immediately after this offering.

The shares sold in this offering, if any, will be sold from time to time at various prices. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our Class A Common Stock are sold pursuant to this prospectus supplement.

Assuming that an aggregate of 2,231,591 shares of our Class A Common Stock are sold during the term of the sales agreement at an assumed offering price of $3.10, the last reported sale price of our Class A Common Stock on the NYSE American on February 9, 2026, and after deducting fees and estimated offering expenses payable by us, our as further adjusted net tangible book deficit as of September 30, 2025 would have been approximately $(59.7) million, or $(2.42) per share of Class A Common Stock. This represents an immediate increase in net tangible book value of $0.52 per share to existing holders of Class A Common Stock and an immediate dilution in net tangible book deficit of $0.68 per share to new investors in this offering. The following table illustrates this calculation on a per share basis.

Assumed public offering price per share	$3.10
Pro forma as adjusted net tangible book deficit per share as of September 30, 2025[1]	$(2.94)
Increase in net tangible book value per share attributable to new investors	$0.52
Pro forma as further adjusted net tangible book deficit per share as of September 30, 2025 after giving effect to this offering	$(2.42)
Dilution per share to new investors in this offering	$0.68

1: Calculation methodology: Based on our net tangible book (deficit) as of September 30, 2025 per our Form 10‑Q. The as‑adjusted amounts first reflect our January 2026 underwritten offering (2,255,639 shares; approximately $13.8 million in net proceeds) and then further reflect the assumed sales of Class A Common Stock in this ATM offering at $3.10 per share. The numerator equals total tangible assets less total liabilities; the denominator equals shares outstanding at each step.”

The above discussion and table are based on 22,455,255 shares of our Class A Common Stock issued and outstanding as of September 30, 2025 on a pro forma basis after giving effect to the shares issued in the January Offering, and excludes:

•
7,200,000 shares of Class A Common Stock issuable upon exercise of stock options pursuant to our 2023 Equity Incentive Plan;

•
7,800,000 shares of Class A Common Stock reserved for future issuance under our 2023 Equity Incentive Plan;

•
2,500,000 shares of Class A Common Stock reserved for future issuance under our Employee Stock Purchase Plan;

•
publicly traded warrants to purchase up to an aggregate of 2,519,869 shares of Class A Common Stock at a price of $11.50 per share, subject to adjustment;

•
private placement warrants to purchase up to an aggregate of 4,333,333 shares of Class A Common Stock; and

•
59,930,000 shares of LGM Common Units issued and outstanding, which are convertible into an aggregate of 66,783,202 shares of our Class A Common Stock.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Lucid Capital Markets, LLC, the Agent, dated February 10, 2026, under which we may offer and sell up to $6,917,931 of our shares of Class A Common Stock from time to time through or to the Agent, acting as sales agent or principal. Sales of our shares of Class A Common Stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. As our sales agent, the Agent will not engage in any transactions that stabilize our common stock.

The Agent will offer the shares of our Class A Common Stock subject to the terms and conditions of the sales agreement as agreed upon by us and the Agent. Each time we wish to issue and sell shares of Class A Common Stock under the sales agreement, we will notify the Agent of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed the Agent, unless the Agent declines to accept the terms of such notice, the Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Agent under the sales agreement to sell our shares of Class A Common Stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and the Agent is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our shares of Class A Common Stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

For its service as sales agent in connection with the sale of shares of our Class A Common Stock that may be offered hereby, we will pay the Agent an amount equal to 2.5% of the aggregate gross proceeds we receive from each sale of our shares of Class A Common Stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, fees and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse the Agent for documented out-of-pocket expenses, including the fees and disbursements of its legal counsel, in an amount not to exceed $60,000, as provided in the sales agreement. We estimate that the total expenses for the offering, excluding any fees or expense reimbursement payable to the Agent under the terms of the sales agreement, will be approximately $0.3 million. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

We will report at least quarterly (i) the number of shares of Class A Common Stock sold through the Agent under the sales agreement and (ii) the net proceeds to us.

The Agent will provide written confirmation to us before the open on the NYSE American on the day following each day on which shares of Class A Common Stock are sold under the sales agreement. Each confirmation will include the number of shares sold on that day, the corresponding sales price and the issuance price payable to us.

In connection with the sale of the shares of Class A Common Stock on our behalf, the Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent may be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Agent against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments the Agent may be required to make in respect of such liabilities.

The offering of our Class A Common Stock pursuant to this prospectus supplement will terminate upon the earlier of the sale of all of the shares of our Class A Common Stock provided for in this prospectus supplement or termination of the sales agreement, pursuant to its terms, by either the Agent or us.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to our Current Report on Form 8-K filed on the date of this prospectus supplement, and is incorporated by reference into this prospectus supplement and the accompanying prospectus.

The Agent and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, the Agent may actively trade our securities for its own account or for the accounts of customers, and, accordingly, the Agent may at any time hold long or short positions in such securities. The Agent or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

To the extent required by Regulation M, the Agent will not engage in any market making activities involving our Class A Common Stock while the offering is ongoing under this prospectus supplement.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by the Agent, and the Agent may distribute the prospectus supplement and the accompanying prospectus electronically.

The transfer agent for our Class A Common Stock is Continental Stock Transfer & Trust Company, One State Street, 30th Floor, New York, New York 10004-1561.

Our Class A Common Stock is listed on NYSE American under the symbol “FLYX.”

LEGAL MATTERS

Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina will pass upon certain legal matters relating to the issuance and sale of the Class A Common Stock offered hereby on behalf of flyExclusive, Inc. Lucid Capital Markets, LLC is being represented in connection with this offering by Loeb & Loeb LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this prospectus supplement. This prospectus supplement does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus supplement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants.

Our SEC filings, including our registration statement and the exhibits and schedules thereto, are available on the SEC website at www.sec.gov.

We maintain a website at www.flyexclusive.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus supplement is 333-287720. The documents incorporated by reference into this prospectus supplement contain important information that you should read about us.

The following documents are incorporated by reference into this document:

•
the description of our common stock contained in our Registration Statement on Form 8-A, filed on December 27, 2023;
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC pursuant to Section 13 of the Exchange Act on March 24, 2025;
•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC pursuant to Section 13 of the Exchange Act on May 13, 2025, August 13, 2025, and November 12, 2025, respectively;
•
our Current Reports on Form 8-K, filed with the SEC pursuant to Section 13 of the Exchange Act on February 19, 2025, March 11, 2025, May 6, 2025, July 28, 2025, July 30, 2025, September 15, 2025, October 7, 2025, October 15, 2025, December 30, 2025, January 9, 2026, January 14, 2026, and February 10, 2026;
•
our definitive proxy statement on Schedule 14A for the annual meeting of stockholders held on December 30, 2025, filed with the SEC pursuant to Section 14 of the Exchange Act on December 2, 2025, as supplemented on December 15, 2025 and December 22, 2025.

We also incorporate by reference into this prospectus supplement all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement in a document incorporated by reference or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement, including exhibits to these documents. You should direct any requests for documents to flyExclusive, Inc., 2860 Jetport Road, Kinston, North Carolina 28504; telephone: (252) 208-7715.

PROSPECTUS

$250,000,000

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

Units and/or

Rights

We may offer and sell from time to time up to $250 million of our shares of Class A common stock; shares of preferred stock; debt securities; warrants; rights to purchase common stock, preferred stock, debt securities or units; or units that include any of these securities, in one or more offerings in amounts, at prices and on terms that we will determine at the time of offering.

This prospectus provides you with a description of our securities and a general description of the other securities we may offer. A prospectus supplement containing specific information about the terms of the securities being offered and the offering, including the compensation of any underwriter, agent or dealer, will accompany this prospectus to the extent required. Any prospectus supplement may also add, update or change information contained in this prospectus. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement, together with additional information described in “Where You Can Find Additional Information” and “Incorporation of Documents by Reference”, before you invest in our securities.

We are an “emerging growth company” under the federal securities laws and, as such, we are subject to reduced public company disclosure standards.

Our shares of Class A Common Stock and public warrants are listed on The NYSE American LLC (“NYSE American”) under the symbols “FLYX and “FLYX WS,” respectively. On June 18, 2025, the closing sale price per share of our Class A Common Stock was $2.50 and the closing price of our publicly traded warrants was $0.14. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

The aggregate market value of our outstanding Class A Common Stock held by non-affiliates as of the date of this prospectus is $20,617,984, based on 6,247,874 shares of outstanding Class A Common Stock held by non-affiliates as of May 31, 2025, and a per share price of $3.30, the closing sale price of our Class A Common Stock on June 2, 2025 (a date within 60 days of the date hereof). Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the securities described in this prospectus in a primary public offering with a value exceeding more than one-third of the aggregate market value of our common stock held by non-affiliates in the twelve-month period prior to the date of the sale of any such securities, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75.0 million.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 30, 2025

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process or continuous offering process. By using a shelf registration statement, we may from time to time, offer shares of our Class A common stock, shares of our preferred stock, debt securities, warrants for such securities, rights to purchase common stock, preferred stock, debt securities or units, and units that include any of these securities, in one or more offerings, up to a total dollar amount of $250 million.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

We may sell the securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. See “Plan of Distribution” on page 7. A prospectus supplement (or pricing supplement), which we will provide to you each time we offer securities using this registration statement, will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Prospectus supplements may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with any applicable prospectus supplements and the documents incorporated by reference into this prospectus or any prospectus supplement, will include material information relating to the offering. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein and therein by reference and the additional information under the heading “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any prospectus supplement. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein or therein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any prospectus supplement or any sale of a security.

To the extent there are inconsistencies between this prospectus, any prospectus supplement and any documents incorporated by reference, the document with the most recent date will control.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement.

Unless the context indicates otherwise, references in this prospectus to “flyExclusive”, “Company”, “we”, “us” and “our” refer to flyExclusive, Inc. and its direct and indirect subsidiaries.

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus or any prospectus supplement may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements.” When contained in this prospectus, the words "believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,”

“will be,” “will continue,” “will likely result,” and similar expressions and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. These forward-looking statements are based on information available as of the date and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should understand that the following important factors, in addition to those discussed in our periodic reports incorporated by reference in this prospectus could affect our stock price or future results and could cause those results to differ materially from those expressed in such forward-looking statements:

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the closing of the proposed merger between a merger subsidiary established by flyExclusive and a subsidiary of Jet.AI, Inc., including the timing, the satisfaction of the closing conditions, including the Jet.AI net cash condition, and the relative ownership levels in flyExclusive as of the closing date, which will depend on Jet.AI's net cash as of the closing date;
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the ability to implement business plans, forecasts, and other expectations and identify and realize additional opportunities;
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our results of operations and financial condition;
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the ability to recognize the anticipated benefits of the Business Combination (as defined herein);
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risks that the Business Combination (as defined herein) disrupts our current plans and operations and potential difficulties in employee retention as a result of the Business Combination;
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costs related to being a public company;
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limited liquidity and trading of our securities;
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the outcome of any legal proceedings, including any legal proceedings;
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the ability to maintain the listing of our securities on the NYSE American LLC (“NYSE American”) or any other national securities exchange;
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that the price of our securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industry in which we operate, variations in operating performance across competitors, changes in laws and regulations affecting our business and any changes in our capital structure;
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the risks associated with our indebtedness and its potential impact on our business and financial condition;
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the risk of downturns in the aviation industry, including due to increases in fuel costs in light of the war in Ukraine, the Israel and Hamas conflict in Gaza and other global political and economic issues;
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a changing regulatory landscape in the highly competitive aviation industry; and
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risks associated with the overall economy, including recent and expected future increases in interest rates and the potential for recession.

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward- looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

THE COMPANY

Overview of the Business

flyExclusive is a premier owner/operator of jet aircraft to provide private jet passengers experiences dedicated to surpassing expectations for quality, convenience, and safety. flyExclusive’s mission is to be the world’s most vertically integrated private aviation company, offering a full range of industry services.

Since 2015, flyExclusive has grown from two LGM/partner owned jets to over 100 owned and leased aircraft, 14 of which are pursuant to the Volato Agreement (as defined below), and is currently the fifth largest private jet operator in the United States (based on 2024 flight hours). We operate a selected fleet of Cessna Citation, Gulfstream, HondaJet, and Challenger aircraft to service customers flying domestically and internationally. As one of the nation’s largest Citation operators, flyExclusive has curated a versatile fleet of Citation CJ3 / CJ3+, Citation Excel / XLS / XLS+, Citation Encore+, Citation Sovereign, Citation X, and Challenger 350 aircraft. The introduction of Gulfstream aircraft into flyExclusive’s fleet in 2020, opened up the opportunity for flyExclusive to expand its footprint internationally. flyExclusive’s purposeful focus on the acquisition of a limited number of manufacturers’ aircraft enables flyExclusive to operate and maintain fewer types of aircraft than most competitors. Our maintenance crews are more efficient given the recurrent nature of their work, which in turn improves dispatch availability of our fleet.

Operations are centered at flyExclusive’s corporate headquarters in Kinston, North Carolina. Located within the North Carolina Global TransPark (NCGTP), flyExclusive leases 145,000 square feet of office and hangar space from the NCGTP’s 2,500-acre multimodal industrial park, which boasts an 11,500-foot runway. Kinston is within two hours of approximately 70% of flyExclusive flights. So our location is ideal for organizational synergy and for cost-effective, strategic growth.

In the second half of 2020, flyExclusive launched its jet club, which earned the Robb Report’s “Best of the Best” in 2022. With its efficient pricing model and bespoke, customer-centered approach, the jet club has experienced significant growth, offering multi-tiered membership options.

Consistent with flyExclusive's vertical integration mission in the private aviation industry, flyExclusive officially launched its Maintenance, Repair, and Overhaul (“MRO”) operation in the third quarter of 2021, offering interior and exterior refurbishment services to third parties in addition to maintaining its own fleet. flyExclusive began installing avionics in its mid-size fleet in second quarter of 2022. This significantly reduced aircraft-on-ground due to avionics-related issues, which was the primary reason for grounded aircraft. flyExclusive plans to install avionics in its entire fleet on an as-needed basis.

Management’s vision for a capital-efficient, asset-light channel to complete customer offerings became a reality in the second quarter of 2022 with the introduction of flyExclusive’s fractional ownership program. Fractional members purchase or place a deposit towards a fractional share and have immediate access to flyExclusive’s light, mid, and super-mid fleets through separate operating deposits. Under the fractional program flyExclusive realizes a profit on the sale, amortized over the life of the contract, while maintaining control of the aircraft and providing a superior customer experience with no monthly management fees, no blackout dates, and minimal peak days.

With the introduction of the fractional program in the second quarter of 2022, flyExclusive ordered five CJ3+ aircraft from Textron Aviation with options to purchase up to 25 additional CJ3+. Following that, in the fourth quarter of 2022, flyExclusive entered into an aircraft purchase agreement to purchase up to 14 additional aircraft, expanding flyExclusive’s order into the mid and super-mid aircraft categories, anticipating delivery from 2024 to 2027. All of these aircraft are expected to be operated under flyExclusive’s fractional ownership program. Also, in the third quarter of 2022, flyExclusive opened a new 48,000 square foot hangar, dedicated to its growing MRO division, that substantially expanded its avionics, maintenance, paint, and interior work.

On September 2, 2024, the Company entered into an Aircraft Management Services Agreement (the “Volato Agreement”) with Volato Group, Inc. (“Volato”), the largest HondaJet operator in the United States. Pursuant to the Volato Agreement, Volato engaged the Company as an independent contractor to provide certain aircraft management services and agreed that the Company will be the exclusive provider of such services to Volato. Under the terms of the Volato agreement, the Company will manage flight operations, sales, and expenses of Volato’s fleet.

flyExclusive’s Values:

The culture at flyExclusive is based on a commitment to safety that permeates flyExclusive's values:

1.
Safety First – flyExclusive is committed to delivering safety beyond the industry standard, with conscientious crew training, meticulous jet maintenance, and third-party safety consultant verification, operating an Aviation Research Group United States (“ARGUS”) Platinum Rated fleet and exceeding all FAA standards.
2.
Minutes Matter – flyExclusive demands safety, efficiency, cost control, and accuracy throughout all operations, with a dedicated focus on making employee minutes matter to make moments matter for customers.
3.
Team of Humble Professionals – Professionals at flyExclusive use decades of flying experience, private aviation industry knowledge, and fleet logistics expertise to deliver premium experiences for customers. flyExclusive teams strive to collaborate and communicate effectively and efficiently; our success is attributable to all department levels from support to management.
4.
Winning Attitude – Within the private aviation competitive space, flyExclusive continuously pursues excellence through hard work, hustle, and a commitment to achieve with an “all-in,” winning attitude.
5.
Part of a Larger Cause – flyExclusive dedicates time, talents, and resources to provide relief to a variety of local, regional, and national organizations. flyExclusive professionals deliver premium experiences not only to customers, but also to neighbors and communities in need.

Strategy

flyExclusive’s vertical integration mission is to strategically grow into a full-service private aviation company with essentially all its operations based in Kinston, North Carolina. Key initiatives include the following:

1.
Program Growth – flyExclusive maintains an industry-leading private aviation platform with 98%+ of customers’ flights fulfilled by the flyExclusive fleet. Affiliate lift is an expensive solution to aircraft availability in the private jet charter industry. Most operators are unable to fulfill their demand using their fleets alone, so they must outsource flights to a third party, which can be costly. flyExclusive has had very little affiliate lift (less than 2%) since we maximize efficiency around scheduling – requiring 4 or 5 days of advance trip notice instead of hours as do many of our competitors. Our customers can still schedule with only a few hours’ notice, but they pay a premium to do so.
2.
Aircraft Control – With the introduction of fractional ownership and continued development of the jet club and its unique, industry-leading pricing model, flyExclusive can meet a variety of customer needs using capital-efficient programs.
3.
Dispatch Availability – In 2021, flyExclusive opened an MRO facility to paint, refurbish, and maintain aircraft. The MRO initiative addresses consistent maintenance shortages industry-wide caused by high demand, and flyExclusive has modeled a transition from approximately 20% in-house maintenance to a targeted 80% in-house maintenance. Currently, flyExclusive’s MRO facility handles approximately 50% of aircraft maintenance in-house, including 10% dedicated to refurbishments focused on Wi-Fi and Avionics upgrades. Efforts are ongoing to increase in-house capacity to the target of 80%. This continued push to expand in-house capabilities aims to further improve reliability, and efficiency, and substantially reduces costs while providing new revenue streams from third parties for future growth.
4.
Modernized Fleet – With an on-site paint facility and refurbishment center, flyExclusive works to ensure a modernized, uniform exterior and interior of its aircraft, providing customers a better overall experience on a consistently branded and upgraded aircraft. flyExclusive controls the entire customer experience with our consistent brand of jets, exteriors, interiors, and pilots.
5.
In-House Pilot Training – On-campus pilot training and new simulator facilities are meant to ensure the timing and availability of both new pilot hires and recurring training. While our competitors are subject to third-party availability for training classes, we will be in control of our training program and expect it to produce consistent, reliable results, aimed to remove what we believe is the greatest bottleneck to growth within the aviation industry, resulting in faster on-boarding of pilots by reducing training wait times and lowering costs.

flyExclusive’s charter business has evolved from primarily ad hoc non-contractual wholesale business prior to 2020 to a focus on serving retail customers. flyExclusive’s wholesale and retail ad hoc customers are non-contractual and have decreased as a percentage of total charter revenue with the increase of flyExclusive’s jet club, Fractional, and Partner contracts. The evolution of flyExclusive’s charter business from non-contractual wholesale operations to servicing contractual retail customers provides flyExclusive with significant customer and revenue visibility.

Most flight revenue is pre-paid and is recognized upon completion of the flight. Contractual programs outline pricing premiums for peak and high demand days, and for reservation notices within the agreed to number of days.

flyExclusive’s required flight notice periods for contractual members and partners are purposefully designed to be longer in length than industry standards. The increased notice period allows flyExclusive to dispatch its aircraft more efficiently. Flights are scheduled logistically according to geographical location to minimize repositioning of aircraft and maximize revenue-producing legs. flyExclusive leverages this multi-day lead time to optimize scheduling, reduce the need to use third-party affiliate aircraft, and maintain a lean customer-to-aircraft ratio. We fly 98%+ of our customers on the flyExclusive fleet, establishing what we believe is the industry-leading customer experience.

Competitive Advantages and Strengths

We believe flyExclusive has an optimal business model that differentiates flyExclusive from its competitors. The following points outline management’s view on flyExclusive’s key competitive advantages and strengths:

1.
Asset Growth – flyExclusive focuses on aircraft acquisition versus operator acquisition. With the launching of the fractional program in 2022 and signing the Textron aircraft acquisition agreement, as well as the expansion of the Challenger 350 fleet that began in 2023, flyExclusive plans to expand its fleet with brand new aircraft that are fully leased and purchased at the end of the lease. The repurchase opens a second opportunity to sell the aircraft to owners/partners. flyExclusive also plans to continue acquiring used aircraft that can be fully renovated with our value-add process, and then sold to owners/partners at market rates. These dual channels will maximize our consistent, organic growth.
2.
Customer Fulfillment – 98%+ of our customers fly on flyExclusive’s fleet, avoiding the need for us to rely on third-party operators to fulfill demand. flyExclusive maintains a sharp focus on managing a lean customer-to-aircraft ratio, which contributes to operational efficiencies and what we believe is an industry-leading customer experience.
3.
Operational Profitability – flyExclusive invests heavily in aircraft, infrastructure, technology, and people to deliver a premium experience for customers, while executing with efficient operations to drive consistent operational profitability.
4.
Aircraft Control – With a mix of owned and leased aircraft in its fleet, flyExclusive structures partnerships to maintain operational control of its aircraft. We operate our “floating fleet” to minimize non-revenue producing flights. flyExclusive’s dispatch availability metric is not dependent on other operators’ fleets to fulfill customer flight demand.
5.
Customer Experience – When a customer flies with flyExclusive, they can depend on its jets, pilots, interiors, and exteriors to ensure a leading customer experience. Our proprietary customer and pilot apps are designed to ensure the customers’ experience is as convenient and flawless as possible.
6.
Customer/Jet Ratio – flyExclusive maintains the lowest customer-to-aircraft ratio among its direct competitors. This number is key to the success of the business as flyExclusive’s leadership is able to use and forecast membership growth to plan aircraft acquisition with foresight into capacity. This stands in clear opposition to our competitors who are regularly challenged to fulfill over-committed demand with flights on third-party aircraft.
7.
Maintenance / Refurbishment – With the launch of its MRO operations, flyExclusive is able to transition to a higher percentage of in-house maintenance as opposed to relying on third parties for more costly work and extended wait times. Our MRO operations also provide a revenue stream from third-party fleet operators. Our in-house refurbishment capabilities offer a value-add opportunity for used aircraft purchased, added to the fleet and then sold to our partner/owners.
8.
Jet Branding – flyExclusive’s aggressive branding campaign to refurbish its entire fleet shows a commitment to providing a reliable and enhanced experience for customers who show appreciation with positive feedback, continued business, and referrals.
9.
Location – Headquartered in Kinston, North Carolina, the cost of flyExclusive’s geographical footprint, labor, and overall operations are lower than competitors who maintain fragmented locations in higher-cost areas.

flyExclusive’s position on the vast acreage at the NCGTP allows not only for cost efficiency, but also for organizational synergy and the opportunity for additional strategic infrastructure projects to continue flyExclusive’s vertical integration mission within the private aviation industry.
10.
Spend – flyExclusive spends money on its fleet, customers, and IT initiatives dedicated to improving the private jet experience. Sales are largely generated based on referrals, and flyExclusive’s marketing budget is lean and not spent on brand or “sizzle” in comparison to other competitors in the industry.
11.
Lead Time – four-to-five-day lead times are contractual among flyExclusive’s partners, jet club, and fractional members. flyExclusive leverages this opportunity to position its fleet according to geographical location, maintenance, and crew availability to meet demand and optimize dispatch availability. Wholesale and ad hoc retail bookings are scheduled based on the same qualifications, but with advance notice that flyExclusive uses to backfill demand at higher rates as opposed to competitors who may be challenged to fulfill trips within hours of notice.
12.
Pilot Training – Private aviation consistently views pilot hiring as one of the biggest bottlenecks to the industry, whereas flyExclusive management maintains that outsourcing pilot training is the largest hurdle. When pilots are hired, they onboard and often wait for weeks before they are able to train and fly. In 2023 flyExclusive determined to bring the majority of its training in-house with a new facility and simulators. The Company expects to break ground on the new facility in 2025. This strategic initiative is expected to result in cost savings and efficient scheduling with minimal delay, contributing to more uptime for our aircraft and increased dispatch availability.

We were formed as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or entities. As such, we were a blank check company. On December 27, 2023, we merged with LGM Enterprises, LLC, a North Carolina limited liability company (“LGM”). LGM was formed on October 3, 2011. LGM became fully operational in April of 2015 upon the expiration of the non-compete agreement between our Chief Executive Officer, James Segrave, Jr. and Delta Airlines. flyExclusive is a premier owner/operator of jet aircraft to provide private jet passengers experiences dedicated to surpassing expectations for quality, convenience, and safety. Our subsidiary, Exclusive Jets, LLC, was formed as a limited liability company in North Carolina on June 4, 2013.

Our address is 2860 Jetport Road, Kinston, North Carolina 28504 and our telephone is (252) 208-7715.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before purchasing our securities, you should consider carefully the risks and uncertainties described in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with SEC on March 24, 2025, which are incorporated in this prospectus by reference in their entirety, as well as in subsequently filed SEC reports and any prospectus supplement, together with all of the other information included in this prospectus. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not currently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment. Please also refer to the section entitled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities offered by us pursuant to this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities by us under this prospectus for general corporate purposes and working capital. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities by us. Pending the application of any net proceeds, we intend to invest the net proceeds generally in short-term, investment grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

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at a fixed price or prices, which may be changed;
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at market prices prevailing at the time of sale;
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at prices related to such prevailing market prices; or
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at negotiated prices.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act of 1933, as amended (the “Securities Act”), and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

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the name or names of the underwriters, if any;
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the purchase price of the securities or other consideration therefor, and the proceeds and use of proceeds, if any, we will receive from the sale;
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any public offering price;
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any over-allotment options under which underwriters may purchase additional securities from us;
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any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
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any discounts or concessions allowed or reallowed or paid to dealers; and
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any securities exchange or market on which the securities may be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

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the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and
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if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities that may be offered.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the material terms of our capital stock as of the date of this prospectus. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of our capital stock, you should refer to our Second Amended and Restated Certificate of Incorporation, as amended (the “Charter”), and our Bylaws, as may be amended (the “Bylaws”), and to the provisions of applicable Delaware law.

Authorized and Outstanding Capital Stock

Our Charter authorizes the issuance of 325,000,000 shares, of which 200,000,000 shares are shares of Class A Common Stock, par value $0.0001 per share, 100,000,000 shares are shares of Class B Common Stock, par value $0.0001 per share, and 25,000,000 shares are shares of preferred stock, par value $0.0001 per share. We have authorized the issuance of 25,000 shares of Series A Preferred Stock and 29,737 shares of Series B Preferred Stock.

The number of authorized shares of Class A Common Stock will automatically increase by the number of shares of Class A Common Stock issuable upon (x) the exchange of all outstanding common units (“LGM Common Units”) of LGM Enterprises, LLC, a North Carolina limited liability company (“LGM”), for Class A Common Stock, as a result of redemptions pursuant to the applicable provisions of Article 11 of the Amended and Restated Operating Agreement of LGM (including for this purpose any Class A Common Stock issuable upon the exercise of any options, warrants or similar rights to acquire Class A Common Stock) and (y) in connection with the exercise of all outstanding options, warrants, exchange rights (other than redemptions pursuant to clause (x)), conversion rights or similar rights for Class A Common Stock. The number of authorized shares of Class B Common Stock will automatically increase by the number of shares of Class B Common Stock issuable upon the exercise of all outstanding options, warrants, exchange rights, conversion rights or similar rights for Class B Common Stock. LGM is the wholly owned subsidiary of flyExclusive.

As of May 31, 2025, there were 20,199,586 shares of Class A Common Stock, publicly traded warrants to purchase 2,519,869 shares of Class A Common Stock, private placement warrants to purchase 4,333,333 shares of Class A Common Stock and 59,930,000 shares of Class B Common Stock issued and outstanding, and 59,930,000 LGM Common Units issued and outstanding (excluding LGM Common Units held by our Company), 25,000 shares of Series A Preferred Stock outstanding and 29,737 shares of Series B Preferred Stock outstanding.

Common Stock

Voting

Pursuant to our Charter, holders of Class A Common Stock and Class B Common Stock will vote together as a single class on all matters submitted to the stockholders for their vote or approval, except as required by applicable law. Holders of Class A Common Stock and Class B Common Stock are entitled to one vote per share on all matters submitted to the stockholders for their vote or approval.

Notwithstanding such voting rights, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to our Charter (including any certificate of designation filed with respect to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to our Charter (including any certificate of designation filed with respect to any series of preferred stock).

Dividends

The holders of Class A Common Stock are entitled to receive dividends, as and if declared by our Board out of legally available funds. With respect to stock dividends, holders of Class A Common Stock must receive Class A Common Stock.

The holders of Class B Common Stock will not have any right to receive dividends other than stock dividends (as described in (A) below) consisting of shares of Class B Common Stock, in each case paid proportionally with respect to each outstanding share of Class B Common Stock.

In no event will any stock dividend, stock split, reverse stock split, combination of stock, reclassification or recapitalization (each, a “Stock Adjustment”) be declared or made on any class of Common Stock unless a corresponding Stock Adjustment for all other classes of Common Stock at the time outstanding is made in the same proportion and the same manner (unless the holders of shares representing a majority of the voting power of any such other class of Common Stock (voting separately as a single class) waive such requirement in advance and in writing, in which event no such Stock Adjustment need be made for such other class of Common Stock). Notwithstanding such prohibition, we may (A) declare a stock dividend on the Class A Common Stock only in the event that such stock dividend is made in connection with the issuance of LGM Common Units by LGM to us in exchange for additional capital contributions made by us to LGM, and (B) declare a stock split or stock dividend in connection with the repurchase of shares of Class A Common Stock such that after giving effect to such repurchase and subsequent stock split or stock dividend there shall be outstanding an equal number of shares of Class A Common Stock as were outstanding prior to such repurchase and subsequent stock split or stock dividend, in each of case (A) and (B), without any corresponding Stock Adjustment to the other classes of Common Stock.

Liquidation or Dissolution

Upon our liquidation or dissolution, the holders of all classes of Common Stock are entitled to their respective par value, and the holders of Class A Common Stock will then be entitled to share ratably in those of our assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. Other than their par value, the holders of Class B Common Stock will not have any right to receive a distribution upon a liquidation or dissolution of the Company.

Redemption, Transferability and Exchange

Subject to the terms of our Charter, the members of LGM (other than our Company) may from time to time cause LGM to redeem any or all of their LGM Common Units in exchange for, at our election (subject to certain exceptions), either cash (based on the market price for a share of the Class A Common Stock) (the “Existing Equityholder Cash Out”) or shares of Class A Common Stock in an amount equal to the number of LGM Common Units being redeemed (the “Existing Equityholder Share Settlement”). At our election, such transaction may be effectuated via a direct exchange of Class A Common Stock or cash by our Company for the redeemed LGM Common Units (an “Existing Equityholder Direct Exchange”).

Our Charter provides that (a) if a holder of Class B Common Stock exercises either the Existing Equityholder Cash Out, or the Existing Equityholder Share Settlement or Existing Equityholder Direct Exchange, then the number of shares of Class B Common Stock held by such holder equal to the number of LGM Common Units so redeemed, cashed out or exchanged will automatically be cancelled by the Company for no consideration.

We may not issue Class B Common Stock such that after the issuance of Class B Common Stock the holder of such stock does not hold an identical number of LGM Common Units, as applicable, and shares of Class B Common Stock.

A holder of Class B Common Stock may transfer or assign shares of Class B Common Stock (or any legal or beneficial interest in such shares) (directly or indirectly, including by operation of law) only to a Permitted Transferee (as defined in the Operating Agreement) of such holder, and only if such holder also simultaneously transfers an equal number of such holder’s LGM Common Units to such Permitted Transferee in compliance with the Operating Agreement. Any purported transfer of shares of Class B Common Stock in violation of the preceding sentence shall be null and void and shall not be recognized by our Company, our Company’s transfer agent or the Secretary of our Company.

In the event that a share of Class A Common Stock is issued as a result of any redemption or Existing Equityholder Direct Exchange of a LGM Common Units outstanding as of the effective date of the Operating Agreement, a share of Class B Common Stock held by the holder of such LGM Common Units in its sole discretion will automatically and without further action on the part of our Company or the holder thereof be transferred to our Company for no consideration and thereupon we shall promptly take all necessary action to cause such share to be retired, and such share thereafter may not be reissued by us.

Other Provisions

None of the Class A Common Stock or Class B Common Stock has any pre-emptive or other subscription rights.

Preferred Stock

We are authorized to issue up to 25,000,000 shares of preferred stock. Our Board will be authorized, subject to limitations prescribed by Delaware law and our Charter, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers (including the voting power), designations, preferences and rights of the shares. Our Board also will be authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the voting and other rights of the holders of Class A Common Stock and Class B Common Stock, which could have a negative impact on the market price of the Class A Common Stock.

Series A Preferred Stock

On March 4, 2024 (the “Effective Date” or the “Initial Issue Date”), flyExclusive, Inc. issued 25,000 shares of Series A Non-Convertible Redeemable Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”).

Each share of Series A Preferred Stock shall accrue dividends on a daily basis in arrears beginning on the Initial Issue Date at the applicable dividend rate then in effect (the “Dividend Rate”). From and after the Initial Issue Date until the first-year anniversary of the Initial Issue Date, the Dividend Rate for the Series A Preferred Stock shall be 10.00% per annum. From and after the first-year anniversary of the Initial Issue Date until the second-year anniversary of the Initial Issue Date, the Dividend Rate for the Series A Preferred Stock shall be 12.00% per annum. From and after the second-year anniversary of the Initial Issue Date until the third-year anniversary of the Initial Issue Date, the Dividend Rate shall be 14.00% per annum. From and after the third-year anniversary of the Initial Issue Date, the Dividend Rate shall be 16.00% per annum.

Dividends will be due and payable annually in arrears on March 4 (the “Dividend Payment Date”) by either (A) cash payment or (B) to the extent not declared and paid in cash on the Dividend Payment Date, automatically compounded; provided that, the Company may not declare and pay in cash any dividends prior to the third Dividend Payment Date. On the third Dividend Payment Date, the Company must declare and pay at least 43% of the dividends in cash, and with respect to each subsequent Dividend Payment Date, the Company must pay 100% of the dividends in cash.

After the first-year anniversary of the Initial Issue Date, to the extent not prohibited by law, the Company may elect to redeem all outstanding shares of Series A Preferred Stock, or any portion thereof, for cash at a redemption price per share as detailed in the Series A Certificate of Designation. After the fifth-year anniversary of the Initial Issue Date, each holder of the Series A Preferred Stock may elect to require the Company to redeem all of its outstanding shares of Series A Preferred Stock, or any portion thereof, for cash at a redemption price per share as detailed in the Series A Certificate of Designation. The Series A Certificate of Designation also describes events triggering mandatory redemption of the Series A Preferred Stock, including a Bankruptcy Event or a Change of Control Event, each as defined in the Series A Certificate of Designation.

Except as otherwise required by the General Corporation Law of the State of Delaware (the “DGCL”), other applicable law, the Company’s Certificate of Incorporation, or the Series A Certificate of Designation, holders are not entitled to any vote on matters submitted to the Company’s stockholders for approval. In any case in which the holders shall be entitled to vote pursuant to the DGCL, other applicable law, the Company’s Certificate of Incorporation, or the Series A Certificate of Designation, each holder will be entitled to one vote with respect to such matter per share of Series A Preferred Stock.

Series B Preferred Stock

In August 2024, the Company issued 25,510 shares of Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”). In March 2025, the Company issued an additional 4,227 shares of Series B Preferred Stock.

Except as otherwise required by the General Corporation Law of the State of Delaware (the “DGCL”), other applicable law, the Company’s Certificate of Incorporation, or the Series B Certificate of Designation, holders of Series B Preferred Stock are not entitled to any vote on matters submitted to the Company’s stockholders for approval. In any case in which the holders of Series B Preferred Stock shall be entitled to vote pursuant to the DGCL, other applicable law, the Company’s Certificate of Incorporation, or the Series B Certificate of Designation, each holder will be entitled to one vote with respect to such matter per share of Series B Preferred Stock.

Each share of Series B Preferred Stock shall accrue dividends on a daily basis in arrears beginning on the Initial Issue Date at the applicable dividend rate then in effect (the “Dividend Rate”). From and after the Initial Issue Date, the Dividend Rate for Series B Preferred Stock shall be 12.00% per annum. From and after February 1, 2025 until July 31, 2025, the Dividend Rate for Series B Preferred Stock shall be 16.00% per annum. From and after August 1, 2025, the Dividend Rate for Series B Preferred Stock shall be 20.00% per annum.

Dividends will be due and payable quarterly in arrears on the first Trading Day of each fiscal quarter of the Issuer (the “Dividend Payment Date”) by either (A) cash payment or (B) to the extent not declared and paid in cash on the Dividend Payment Date, automatically compounded; provided that, the Company may not declare and pay in cash any dividends prior to the first quarter of the Fiscal Year 2025 Dividend Payment Date. On the Dividend Payment Date with respect to the first fiscal quarter of the Fiscal Year 2025, the Company must declare and pay 50% of the dividends with respect to the period commencing February 1, 2025 and ending March 31, 2025 in cash. On the Dividend Payment Date with respect to the second fiscal quarter of the Fiscal Year 2025, the Company must declare and pay 50% of the dividends with respect to the full Dividend Period (as defined in the Series B Certificate of Designation) with respect to such quarter in cash. On the Dividend Payment Date with respect to the third fiscal quarter of the Fiscal Year 2025, the Company must declare and pay 50% of the dividends with respect to the period commencing July 1, 2025 and ending July 31, 2025 in cash, and the Company must declare and pay 100% of the dividends with respect to the period commencing August 1, 2025 and ending September 30, 2025 in cash. Thereafter, on each subsequent Dividend Payment Date, the Company must declare and pay 100% of the dividends in cash.

With respect to (a) payment of dividends, (b) distribution of assets and (c) all other liquidation, winding up, dissolution, dividend and redemption rights, Series B Preferred Stock shall rank senior in priority of payment to all Junior Stock (as defined in the Series B Certificate of Designation) in any liquidation, dissolution, winding up or distribution of the Company, on a parity with the Parity Stock (as defined in the Series B Certificate of Designation), and junior to any existing or future secured or unsecured debt and other liabilities (including trade payables) of the Company and any Senior Stock (as defined in the Series B Certificate of Designation).

From and after August 8, 2025 until the Automatic Conversion Date, each holder of Series B Preferred Stock may elect to require the Company to redeem all of its outstanding shares of Series B Preferred Stock, or any portion thereof, for cash at a redemption price per share as detailed in the Series B Certificate of Designation. The Series B Certificate of Designation also describes events triggering mandatory redemption of Series B Preferred Stock, including a Bankruptcy Event or a Change of Control Event, each as defined in the Series B Certificate of Designation.

Each share of Series B Preferred Stock will automatically convert into a number of shares of the Company’s Common Stock on the earlier of December 31, 2025 and the closing of the Subsequent Capital Raise (as defined in the Series B Certificate of Designation) (the “Automatic Conversion Date”) at an initial conversion price of $5.00 (“Conversion Price”), subject to adjustment as provided in the Series B Certificate of Designation (including adjustments due to anti-dilution provisions). In the event that the VWAP on the Trading Day (each as defined in the Series B Certificate of Designation) immediately preceding the Automatic Conversion Date is less than the Conversion Price, the Conversion Rate (as defined in the Series B Certificate of Designation) with respect to each share of Series B Preferred Stock will be increased by the requisite number of shares of Common Stock such that the value of the shares of Common Stock issuable in respect of the initial stated value of each share of Series B Preferred Stock equals $1,000.00 (subject to adjustment). No fractional shares will be issued upon conversion; rather any fractional share will be rounded down to the nearest whole share.

Warrants

Publicly Traded Warrants

As of May 31, 2025, we had issued and outstanding publicly traded warrants to purchase up to an aggregate of 2,519,869 shares of our Class A Common Stock. Each whole publicly traded warrant entitles the registered holder to purchase one whole share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after December 27, 2023. Pursuant to the warrant agreement, a holder of warrants may exercise its warrants only for a whole number of shares of Class A Common Stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. The warrants will expire five years after December 27, 2023, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are not obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a warrant and have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration. No warrant is exercisable and we are not obligated to issue shares of Class A Common Stock upon exercise of a warrant unless Class A Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

We are obligated to file and maintain an effective registration statement covering the shares of Class A Common Stock issuable upon exercise of the warrants, and to cause such registration statement to maintain its effectiveness and to maintain a current prospectus relating to those shares of Class A Common Stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A Common Stock issuable upon exercise of the warrants is not effective by the 60th business day after the Closing, warrant holders may, until such time as there is an effective registration statement and during any period when we have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Once the warrants become exercisable, we may call the warrants for redemption:

•
in whole and not in part;
•
at a price of $0.01 per warrant;
•
upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and
•
if, and only if, the last reported sale price of the Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three trading days before we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may not exercise its redemption right if the issuance of shares of Class A Common Stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification.

If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A Common Stock issuable upon the exercise of its warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the warrant agent. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to it if we do not need the cash from the exercise of the warrants. If the Company calls its warrants for redemption and our management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) and (ii) one minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such shares of PubCo Class A Common Stock (or other shares of our capital stock into which the warrants are convertible), other than (i) as described above, (ii) certain ordinary cash dividends (initially defined as up to $0.50 per share in a 365 day period), (iii) to satisfy the redemption rights of the holders of EGA Class A Common Stock in connection with the Closing, or (iv) to satisfy the redemption rights of the holders of Class A Common Stock in connection with a stockholder vote to amend our Charter with respect to any provision relating to stockholders’ rights, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

If the number of outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, (i) if the holders of the Class A Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of the Class A Common Stock in such consolidation or merger that affirmatively make such election, and (ii) if a tender, exchange or redemption offer shall have been made to and accepted by the holders of the Class A Common Stock (other than a tender, exchange or redemption offer made by the Company in connection with redemption rights held by stockholders of the Company as provided for in the Charter or as a result of the repurchase of shares of Class A Common Stock by the Company) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor rule)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act (or any successor rule)) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act (or any successor rule)) more than 50% of the issued and outstanding shares of Class A Common Stock, the holder of a warrant shall be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible.

In addition, if less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and EGA. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any other change.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified check or wire payable to the Company, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A Common Stock or any voting rights until they exercise their warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Class A Common Stock to be issued to the warrant holder.

Private Placement Warrants

As of May 31, 2025, we had issued and outstanding privately placed warrants to purchase up to an aggregate of 4,333,333 shares of our Class A Common Stock. Except as described below, the private placement warrants have terms and provisions that are identical to those of the publicly traded warrants, including as to exercise price, exercisability and exercise period. The private placement warrants (including the shares of Class A Common Stock issuable upon exercise of the private placement warrants) are not transferable, assignable or salable until three years after December 27, 2023 (except, among other limited exceptions, to EGA’s officers and directors and other persons or entities affiliated with the Sponsor) and they are not redeemable by us so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the publicly traded warrants.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

March 2024 Warrants

On March 4, 2024 (the “Issue Date”), the Company issued EnTrust Emerald (Cayman) LP (“EnTrust”) a Warrant, granting EnTrust the right to purchase shares of Common Stock in an aggregate amount equal to one and one-half (1½) percent of the outstanding Common Stock on a fully diluted basis (the “Share Count Cap”), calculated in accordance with the terms of the Warrant, at an exercise price of $0.01 per share. The Warrant is exercisable beginning on March 4, 2026 as to 50% of the Share Count Cap and, beginning on the third anniversary, as to 100% of the Share Count Cap, in each case, in accordance with the terms of the Warrant. The Warrant expires on the fifth anniversary of the Effective Date and may not be exercised for a number of shares of Common Stock having an aggregate value in excess of $11,250,000, calculated in accordance with the terms of the Warrant.

August 2024 Warrants

On August 8, 2024, the Company issued EnTrust a Warrant, granting EnTrust the rights to purchase 4,000,000 shares of Common Stock, at an exercise price of $0.01 per share. Subject to the terms of the Agreement, on August 8, 2024, the Company issued EG Sponsor a Warrant, granting EG Sponsor the right to purchase 1,000,000 shares of Common Stock at an exercise price of $0.01 per share. Each Warrant is exercisable beginning on the applicable Issue Date as indicated on such Warrant and expires on the fifth anniversary of such Issue Date.

March 2025 Warrants

On March 21, 2025, the Company issued EnTrust a Warrant, granting EnTrust the rights to purchase 1,268,100 shares of Common Stock, at an exercise price of $0.01 per share. The Warrant is exercisable until the fifth anniversary of its issuance.

Exclusive Forum

Our Charter and Bylaws provide that, to the fullest extent permitted by law, and unless the Company provides notice in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or employees to the Company or its stockholders, creditors or other constituents, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our Charter or Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, (iv) any action asserting a claim governed by the internal affairs doctrine or (v) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein, provided that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state court sitting in the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware). Our Charter and Bylaws further provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. There is uncertainty as to whether a court would enforce such a provision relating to causes of action arising under the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Anti-Takeover Effects of Provisions of our Charter and Bylaws

The provisions of our Charter and Bylaws summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of our Class A Common Stock or other securities of flyExclusive.

Our Charter and Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our Board and that may have the effect of delaying, deferring or preventing a future takeover or change in control of us unless such takeover or change in control is approved by our Board.

These provisions include:

Advance Notice Procedures. Our Bylaws contain an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, and for stockholder nominations of persons for election to our Board to be brought before an annual or special meeting of stockholders. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board or the chairperson of the meeting or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business or nomination before the meeting. Although the Bylaws do not give the Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, as applicable, the Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our Company.

Authorized but Unissued Shares. Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval, subject to rules of the securities exchange on which our Class A Common Stock is listed. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, in connection with the redemption or exchange of LGM Common Units and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our Class A Common Stock by means of a proxy contest, tender offer, merger or otherwise.

Business Combinations with Interested Stockholders. Our Charter provides that our Company is not subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with an “interested stockholder” (which includes a person or group owning 15% or more of the corporation’s voting stock) for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we are not subject to any anti-takeover effects of Section 203.

Limitations on Liability and Indemnification of Officers and Directors

Our Charter limits the liability of the Company’s directors and officers to the fullest extent permitted by the DGCL. Our Charter and Bylaws provides that the Company, to the fullest extent permitted by the DGCL, will provide the Company’s directors and officers with customary indemnification and advancement and prepayment of expenses. We have entered into customary indemnification agreements with each of its executive officers and directors that provide them, in general, with customary indemnification in connection with their service to the Company or on its behalf.

Listing of Class A Common Stock and Warrants

Our shares of Class A Common Stock are listed on NYSE American under the symbol “FLYX.” On June 18, 2025, the closing sale price per share of our Class A Common Stock was $2.50. Our public warrants are listed on NYSE American under the symbol “FLYX WS.” On June 18, 2025, the closing price of our publicly traded warrants was $0.14.

Transfer Agent

The transfer agent for our Class A Common Stock is Continental Stock Transfer & Trust Company. Each person investing in our Class A Common Stock held through The Depository Trust Company must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of our Class A Common Stock.

We have listed shares of our Common Stock in registered form and such shares, through the transfer agent, will not be certificated. We have appointed Continental Stock Transfer & Trust Company as our agent in New York to maintain our stockholders’ register on behalf of our Board of Directors and to act as transfer agent and registrar for our Class A Common Stock. Shares of our Class A Common Stock are traded on NYSE American in book- entry form.

The warrant agent for the publicly traded warrants is Continental Stock Transfer & Trust Company.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions as follows and will be filed, along with a form of warrant certificate, as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from reports that we file with the SEC:

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the specific designation and aggregate number of, and the price at which we will issue, the warrants;
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the currency or currency units in which the offering price, if any, and the exercise price are payable;
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if applicable, the exercise price for shares of our Class A common stock or preferred stock and the number of shares of Class A common stock or preferred stock to be received upon exercise of the warrants;
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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if warrant holders may not continuously exercise the warrants throughout that period, the specific date or dates on which the warrant holders may exercise the warrants;
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whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
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the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
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the proposed listing, if any, of the warrants or the Class A common stock issuable upon exercise of the warrants on any securities exchange;
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if applicable, the date from and after which the warrants and the Class A common stock or preferred stock will be separately transferable;
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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
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information with respect to book-entry procedures, if any;
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the anti-dilution provisions of the warrants, if any;
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the redemption or call provisions, if any;
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whether the warrants are to be sold separately or with other securities as parts of units; and
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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

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in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or
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in the case of warrants to purchase Class A common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Each warrant will entitle the holder of the warrant to purchase for cash, or, if applicable, via net exercise, an amount of securities at the exercise price set forth in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void.

The transfer agent and registrar, if any, for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of any debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we may offer under a prospectus supplement may differ from the terms described below. For any debt securities that we offer, an indenture (and any relevant supplemental indenture), if required, will contain additional important terms and provisions, the form of which we filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated herein by reference. We will file any definitive indenture as an exhibit to reports that we file with the SEC and incorporate by reference in this prospectus and the applicable prospectus supplement. Any indenture would be qualified under the Trust Indenture Act of 1939, as amended.

With respect to any debt securities that we issue, we will describe in each prospectus supplement the following terms relating to a series of debt securities:

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the title;
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the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;
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any limit on the amount that may be issued;
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whether or not we will issue the series of debt securities in global form, and if so, the terms and who the depository will be;
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the maturity date;
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the principal amount due at maturity;
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whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;
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the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
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whether or not the debt securities will be convertible into shares of our Class A common stock or our preferred stock and, if so, the terms of such conversion;
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whether or not the debt securities will be secured or unsecured by some or all of our assets, and the terms of any secured debt;
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the terms of the subordination of any series of subordinated debt;
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the place where payments will be payable;
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restrictions on transfer, sale or other assignment, if any;
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our right, if any, to defer payment or interest and the maximum length of any such deferral period;
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the date, if any, after which and the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;
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the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
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whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;
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whether we will be restricted from incurring any additional indebtedness, issuing additional securities, or entering into a merger, consolidation or sale of our business;

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information describing any book-entry features;
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any provisions for payment of additional amounts for taxes;
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whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;
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the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
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events of default;
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whether we and/or the indenture trustee may change an indenture without the consent of any holders;
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the form of debt security and how it may be exchanged and transferred;
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description of the indenture trustee and paying agent, and the method of payments; and
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any other specified terms, preferences, rights or limitations of, or restrictions on, the debt securities and any terms that may be required by us or advisable under applicable laws or regulations.

We summarize below the material terms of the form of indenture, if required, or indicate which material terms will be described in the applicable prospectus supplement. The indenture:

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does not limit the amount of debt securities that we may issue;
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allows us to issue debt securities in one or more series;
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does not require us to issue all of the debt securities of a series at the same time;
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allows us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and
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provides that the debt securities may be secured or unsecured, as may be set forth in the applicable prospectus supplement.

DESCRIPTION OF THE UNITS

We may issue units comprised of shares of Class A common stock, shares of preferred stock, debt securities, warrants, or rights in any combination and in one or more series. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may choose to evidence each series of units by unit certificates that we would issue under separate agreements. If we choose to evidence the units by unit certificates, we will enter into unit agreements with a unit agent and will indicate the name and address of the unit agent in the applicable prospectus supplement related to the particular series of units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement, unit certificate, as may be applicable, and any supplemental agreements that describe the terms of the units we are offering before the issuance of the units.

DESCRIPTION OF THE RIGHTS

The following is a general description of the terms of the rights we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.

General

We may issue rights to purchase Class A common stock, preferred stock, debt securities or units. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed after such rights offering. In connection with a rights offering to our stockholders, we would distribute certificates evidencing the rights and a prospectus supplement to our stockholders on or about the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of any rights we may issue, including some or all of the following:

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the title and aggregate number of the rights;
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the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;
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if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;
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the number or a formula for the determination of the number of the rights issued to each stockholder;
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the extent to which the rights are transferable;
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in the case of rights to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one right;
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in the case of rights to purchase Class A common stock or preferred stock, the type of stock and number of shares of stock purchasable upon exercise of one right;
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in the case of rights to purchase units, the type and number of securities comprising the units, and the number of units purchasable upon exercise of one right;
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the date on which the right to exercise the rights will commence, and the date on which the rights will expire (subject to any extension);
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if applicable, the minimum or maximum amount of the rights that may be exercised at any one time;
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the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;
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if applicable, the procedures for adjusting the subscription price and number of shares of Class A common stock or preferred stock purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of Class A common stock or preferred stock;
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the effect on the rights of any merger, consolidation, sale or other disposition of our business;
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the terms of any rights to redeem or call the rights;
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information with respect to book-entry procedures, if any;
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the terms of the securities issuable upon exercise of the rights;

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if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;
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if applicable, a discussion of material U.S. federal income tax considerations; and
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any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of rights agreement and rights certificate that describe the terms of the rights we are offering before the issuance of rights.

Exercise of Rights

Each right will entitle the holder to purchase for cash or other consideration such shares of stock or principal amount of securities at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the applicable prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.

Upon receipt of payment and a rights certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchased upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.

We may determine to offer any unsubscribed offered securities directly to stockholders, to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as described in the applicable prospectus supplement.

Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase Class A common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights or, in the case of rights to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon by Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina.

EXPERTS

The consolidated financial statements of flyExclusive, Inc. as of December 31, 2024 and 2023 and for each of the years in the two-year period ended December 31, 2024 incorporated in this Prospectus by reference from the flyExclusive, Inc. Annual Report on Form 10-K for the year ended December 31, 2024 have been audited by Elliott Davis, PLLC, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is part of that registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete, and reference is made to the actual documents for complete information. Copies of all or any part of the registration statement, including the documents incorporated therein by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find Additional Information.” The documents we are incorporating by reference into this prospectus are:

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the description of our common stock contained in our Registration Statement on Form 8-A, filed on December 27, 2023;
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC pursuant to Section 13 of the Exchange Act on March 24, 2025;
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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC pursuant to Section 13 of the Exchange Act on May 13, 2025;
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our Current Reports on Form 8-K, filed with the SEC pursuant to Section 13 of the Exchange Act on February 19, March 11, May 6, 2025; and
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our definitive proxy statement on Schedule 14A for the annual meeting of stockholders held on December 2, 2024, filed with the SEC pursuant to Section 14 of the Exchange Act on October 23, 2024.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date any offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus, provided that that we are not incorporating by reference any information furnished to, but not filed with, the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in the registration statement and this prospectus, including exhibits to these documents. You should direct any requests for documents to flyExclusive, Inc., Attention: Secretary, 2860 Jetport Road, Kinston, North Carolina 28504, (252) 208-7715.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Up to $6,917,931

Class A Common Stock

PROSPECTUS SUPPLEMENT

Lucid Capital Markets

February 10, 2026